UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2008

TXCO Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 East Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(210) 496-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Statements in this Current Report on Form 8-K which are not historical, including statements regarding the Company’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future with respect to the proceeds of the private placement described below, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the “Risk Factors” section of our Form 10-K for the year ended December 31, 2007.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company assumes no responsibility to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

ITEM 8.01                                OTHER EVENTS

     As previously disclosed in the Current Report on Form 8-K filed on February 29, 2008, TXCO Resources Inc. (the "Company") entered into a Securities Purchase Agreement with the buyers listed therein on February 28, 2008 (the "Securities Purchase Agreement") related to the sale, in a private placement, of an aggregate of $20 million of shares of the Company’s Series E Convertible Preferred Stock and the exchange of the issued and outstanding shares of the Company’s Series C Convertible Preferred Stock for shares of the Company’s Series D Convertible Preferred Stock (the "Series D Preferred Stock"). Pursuant to the Securities Purchase Agreement, the buyers had the option to purchase up to an additional $30 million of shares of Series D Preferred Stock by delivering written notice to the Company on or prior to March 20, 2008 (or, at the Company’s option, May 20, 2008).  On March 20, 2008, the Company received a notice from one of the buyers electing to exercise its option to purchase an additional 13,909 shares of Series D Preferred Stock at a purchase price of $1,000 per share.  Closing and funding of the sale of the additional 13,909 shares of Series D Preferred Stock are expected to occur on or about March 31, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXCO RESOURCES INC.

Date: March 24, 2008	By: /s/P. Mark Stark
P. Mark Stark Chief Financial Officer